Exhibit 99.1

MISTRAS Announces First Quarter 2026 Results

Strong Revenue Growth of 4.6%
Expansion in Gross Profit Margin of 120 Basis Points
GAAP Net Income of $2.4 million and Earnings Per Diluted Share of $0.07
Adjusted EBITDA of $14.3 million, an increase of 18.7%

PRINCETON JUNCTION, N.J., May 5, 2026 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (NYSE: MG), a global leader in technology-enabled industrial asset integrity and testing solutions, today reported financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights*
•Revenue of $169.0 million, an increase of 4.6%, driven by strong growth of 35.5% in Aerospace & Defense
•Gross profit of $44.7 million, reflecting a gross profit margin of 26.5%, an increase of 120 basis points
•Income from Operations of $4.7 million, an increase of $5.7 million, or 562.6%
•GAAP net income of $2.4 million, with earnings per diluted share of $0.07
•Adjusted EBITDA of $14.3 million, an increase of 18.7%, with an Adjusted EBITDA margin of 8.5%, up 110 basis points

*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in tables attached to this press release.

Management Commentary
Natalia Shuman, President and Chief Executive Officer, commented, “In the first quarter of 2026, we delivered our third consecutive quarter of mid-single digit revenue growth, reflecting the strength of our diversified platform, expansion of our key growth areas, and the disciplined execution of our strategic plan. During the first quarter, we generated a 30% increase in revenue in our strategic markets, including Aerospace & Defense, Power Generation, Infrastructure, and Industrials, which more than offset delays in the Oil & Gas market resulting from the recent spike in global oil prices causing project deferrals and lower levels of activity across the industry. We also delivered meaningful profitability improvements across the business as we execute on our long-term strategy, Vision2030.”

Ms. Shuman continued, “Looking ahead, we remain committed to investing in expanding capacity and throughput to capitalize on the current demand within our end markets. At the same time, we are benefiting from the actions that we have taken to strengthen our commercial capabilities, enhance operational efficiencies, and expand our integrated offerings. This combination of top and bottom-line focus has us well positioned to deliver profitable growth in 2026 and in the future.”

First Quarter 2026 Financial Results
Consolidated revenue was $169.0 million, an increase of 4.6% from the first quarter of 2025. This increase was primarily driven by growth in the Company’s strategic markets, which combined for an aggregate growth of $15.3 million, or a 30.1% increase, including a $7.2 million increase in Aerospace & Defense, a $6.1 million increase in Infrastructure, a $1.9 million increase in Power Generation, and a $0.1 million increase in Industrials. The increase in revenue was partially offset by a decline in Oil & Gas revenues of $11.1 million attributable to inspection deferrals and project delays as a result of global developments impacting crude oil prices, as well as an intentional shift to exit certain lower-margin run-and-maintain accounts.

Gross profit and gross profit margin increased in the first quarter of 2026, with gross profit margin expanding 120 basis points from the first quarter of 2025. The increase in gross profit and gross profit margin was driven by a favorable business mix shift towards higher-value work, sustained pricing discipline, and continued operational efficiencies.

Selling, general, and administrative (SG&A) expenses in the first quarter of 2026 were $37.0 million, up $1.3 million or 3.7%, from the prior year comparable period, primarily reflecting strategic investments to support commercial execution and promote growth in our strategic markets, while maintaining discipline in overhead costs.

Income from operations was $4.7 million, representing a significant increase of $5.7 million as compared to the prior year period. The increase in income from operations was primarily due to higher gross profit dollars generated and lower reorganization costs.

Net income was $2.4 million, or $0.07 per diluted share, as compared to a net loss of $3.2 million, or $(0.10) per diluted share, in the prior year period. Net income excluding special items (non-GAAP) was $2.6 million, or $0.08 per diluted share, for the first quarter of 2026, compared to a net loss of $0.3 million, or $(0.01) per diluted share, in the prior year period.

Adjusted EBITDA was $14.3 million in the first quarter of 2026, compared to $12.0 million in the prior year period, an increase of 18.7%. Adjusted EBITDA margin improved by 110 basis points, from 7.4% in the prior year period to 8.5% in the first quarter of 2026.

Cash Flow and Balance Sheet
The Company’s net cash provided by operating activities was $2.8 million for the first quarter of 2026, a decrease from $5.6 million of net cash provided by operating activities in the prior year period. Free cash flow (non-GAAP) was negative $4.5 million for the first quarter of 2026, compared to negative $0.2 million in the prior year period. The decrease in net cash provided by operating activities and free cash flow was largely due to unfavorable working capital dynamics, primarily a reduction in accrued expenses, and higher capital expenditures year-over-year.

The Company’s gross debt was $181.4 million as of March 31, 2026, compared to $178.0 million as of December 31, 2025. The Company is typically a net borrower in the first quarter of each year and remains committed to using free cash flow to fund strategic capital expenditures and reduce debt throughout the remainder of 2026.

2026 Outlook
Given the Company's performance to date, it is reaffirming its full-year guidance of revenue between $730.0 million to $750.0 million and adjusted EBITDA between $91.0 million to $93.0 million. The range in this outlook is primarily driven by the expected timing and spending levels in the Company's Oil & Gas end market.

Oil and Gas field inspections may continue to be impacted by high crude oil prices into the second quarter of 2026, while the Company continues to see solid demand and execution in its strategic growth markets.

Conference Call
MISTRAS will hold a conference call on May 6, 2026 at 9:00 a.m. Eastern Time to discuss its financial results. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website. Individuals wishing to participate in the live question and answer session may pre-register at the following link: https://mistras-q1-earnings-2026.open-exchange.net/.

About MISTRAS Group, Inc.
MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity and laboratory testing solutions, serving critical strategic markets including oil & gas, aerospace & defense, industrials, power generation & transmission, infrastructure, engineering, and research. MISTRAS provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.

INVESTORS CONTACT:
Edward J. Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements under the heading “2026 Outlook,” investments in our platforms and integrated solutions, demand growth in certain of our end markets, the Company’s expectations regarding continued growth and margin expansion, the impacts of the recent conflict in the Middle East, and additional operational and strategic actions that we expect or seek to take in furtherance of our strategies and activities to enhance our financial results and future growth. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Such risks, uncertainties and contingencies include, among others: risks related to our dependency on customers in the oil and gas industry and the impact of global energy market volatility; risks related to ongoing geopolitical conflicts, including the war between Russia and Ukraine and the unrest in the Middle East; risks related to climate change; risks related to a reduction in business with our significant customers; risks related to our international operations; any failure in our initiatives to improve our financial performance or a delay in achieving expected results within expected time frames; risks in the inability to attract and retain a sufficient number of certified technicians, engineers and scientists; our ability to develop new asset protection solutions, increase the functionality of our current offerings and meet the needs and demands of our customers; risks regarding our information technology and security; our use of ratification intelligence in our business; changes to U.S. tariffs and import/export regulations; risks related to the concentrated ownership of our common stock. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S Securities and Exchange Commission filed on March 11, 2026, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, other income, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the term “free cash flow” a non-GAAP financial measure. The Company defines "free cash flow", as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company additionally uses the terms: “Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. The non-GAAP financial performance measure "Income (loss) from operations before special items” is used for each of our three operating segments, the Corporate segment and the "Total Company". Income (Loss) from operations before Special Items excludes: (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities, (c) impairment charges, (d) reorganization and other costs, which includes items such as severance, labor relations matters and asset and lease termination costs and (e) other special items such as environmental expense and legal settlement and insurance recoveries. These adjustments have been excluded from the GAAP measure because these expenses and credits are not related to our or any individual segment's core business operations. The acquisition related costs and special items can be a net expense or credit in any given period. This press release also includes the term "net debt", a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Cash and cash equivalents	$24,989	$28,008
Accounts receivable, net	151,407	154,673
Other current assets	34,489	33,511
Property, plant and equipment, net	95,253	93,164
Goodwill	183,653	184,829
Other long-term assets	82,879	84,596
Total assets	$572,670	$578,781
LIABILITIES AND EQUITY
Accounts payable	$18,040	$14,943
Current portion of long-term debt	12,862	12,849
Other current liabilities	85,919	96,516
Long-term debt, net of current portion	168,491	165,143
Other long-term liabilities	53,761	53,685
Equity	233,597	235,645
Total liabilities and equity	$572,670	$578,781

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	Three months ended March 31,
	2026	2025

Revenue	$169,034	$161,615
Cost of revenue	118,817	115,286
Depreciation	5,485	5,437
Gross profit	44,732	40,892
Selling, general and administrative expenses	36,986	35,652
Reorganization and other costs	475	3,087
Environmental expense, net	(131)	540
Research and engineering	221	299
Depreciation and amortization	2,499	2,326
Income (loss) from operations	4,682	(1,012)
Other income, net	(932)	—
Interest expense	2,879	3,324
Income (loss) before provision for income taxes	2,735	(4,336)
Provision (benefit) for income taxes	378	(1,168)
Net income (loss)	2,357	(3,168)
Less: net income (loss) attributable to noncontrolling interests, net of taxes	(31)	18
Net income (loss) attributable to Mistras Group, Inc.	$2,388	$(3,186)

Net income (loss) per common share:
Basic	$0.08	$(0.10)
Diluted	$0.07	$(0.10)
Weighted-average common shares outstanding:
Basic	31,619	31,095
Diluted	32,655	31,095

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended March 31,
	2026	2025
Revenue
North America	$135,321	$128,902
International	36,290	33,214
Products and Systems	2,653	3,091
Corporate and eliminations	(5,230)	(3,592)
Total	$169,034	$161,615

	Three months ended March 31,
	2026	2025
Gross Profit
North America	$33,536	$30,165
International	10,095	9,088
Products and Systems	1,067	1,623
Corporate and eliminations	34	16
Total	$44,732	$40,892

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)
Revenue by industry was as follows:

Three Months Ended March 31, 2026	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$76,884	$8,494	$104	$—	$85,482
Aerospace & Defense	19,703	7,903	33	—	27,639
Industrials	11,125	7,285	233	—	18,643
Power Generation & Transmission	5,193	790	542	—	6,525
Other Process Industries	5,221	3,782	12	—	9,015
Infrastructure, Research & Engineering	8,089	4,280	919	—	13,288
Petrochemical	2,906	930	—	—	3,836
Other	6,200	2,826	810	(5,230)	4,606
Total	$135,321	$36,290	$2,653	$(5,230)	$169,034

Three Months Ended March 31, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$85,731	$10,646	$187	$—	$96,564
Aerospace & Defense	14,007	6,281	116	—	20,404
Industrials	11,688	6,517	365	—	18,570
Power Generation & Transmission	3,224	985	444	—	4,653
Other Process Industries	6,501	3,744	8	—	10,253
Infrastructure, Research & Engineering	3,701	2,562	958	—	7,221
Petrochemical	2,523	110	—	—	2,633
Other	1,527	2,369	1,013	(3,592)	1,317
Total	$128,902	$33,214	$3,091	$(3,592)	$161,615

The Company has combined Field Services and Data Analytical Solutions revenues and retitled this grouping “Integrated Field Solutions”. The Company did this to accentuate the ongoing integration of its innovation offerings, as a key focus of its Vision2030 strategic plan. Accelerating the expansion of the Data Analytical Solutions brand remains a key priority, and the Company believes this is best achieved by further integration of its technology with its technical know-how in the field, focused on customer-centric opportunities.

The Company has retrospectively reclassified certain revenue types for each quarterly period in 2025 in order to conform the classification with the current period presentation. The table below presents the reclassified balances for each quarterly period for the year ended December 31, 2025.

	2025 Quarterly Revenues
	Three months ended March 31, 2025	Three months ended June 30, 2025	Three months ended September 30, 2025	Three months ended December 31, 2025
Revenue by type
Integrated Field Solutions	$139,115	$158,386	$166,578	$155,678
In-Laboratory Services	22,500	27,019	28,971	25,777
Total	$161,615	$185,405	$195,549	$181,455

	Three Months Ended March 31,
	2026	2025
Revenue by type
Integrated Field Solutions	$139,861	$139,115
In-Laboratory Services	29,173	22,500
Total	$169,034	$161,615

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to
Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended March 31,
	2026	2025
North America:
Income from operations (GAAP)	$10,420	$6,515
Reorganization and other costs	74	1,358
Income from operations before special items (non-GAAP)	$10,494	$7,873
International:
Income from operations (GAAP)	$1,476	$1,081
Reorganization and other costs	221	178
Income from operations before special items (non-GAAP)	$1,697	$1,259
Products and Systems:
Income (loss) from operations (GAAP)	$(11)	$327
Reorganization and other costs	—	151
Income (loss) from operations before special items (non-GAAP)	$(11)	$478
Corporate and Eliminations:
Loss from operations (GAAP)	$(7,203)	$(8,935)
Environmental expense, net	(131)	540
Reorganization and other costs	180	1,400
Loss from operations before special items (non-GAAP)	$(7,154)	$(6,995)
Total Company:
Income (loss) from operations (GAAP)	$4,682	$(1,012)
Environmental expense, net	(131)	540
Reorganization and other costs	475	3,087
Income from operations before special items (non-GAAP)	$5,026	$2,615

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended March 31,
	2026	2025
Net cash provided by (used in):
Operating activities	$2,809	$5,645
Investing activities	(5,558)	(5,414)
Financing activities	(349)	(702)
Effect of exchange rate changes on cash and cash equivalents	79	690
Net change in cash and cash equivalents	$(3,019)	$219

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities (GAAP)	$2,809	$5,645
Less:
Purchases of property, plant and equipment	(5,968)	(4,555)
Purchases of intangible assets	(1,293)	(1,267)
Free cash flow (non-GAAP)	$(4,452)	$(177)

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	March 31, 2026	December 31, 2025
Current portion of long-term debt	$12,862	$12,849
Long-term debt, net of current portion	168,491	165,143
Total Debt (Gross)	181,353	177,992
Less: Cash and cash equivalents	(24,989)	(28,008)
Total Debt (Net)	$156,364	$149,984

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (loss) (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three months ended March 31,
	2026	2025

Net income (loss) (GAAP)	$2,357	$(3,168)
Less: Net income (loss) attributable to non-controlling interests, net of taxes	(31)	18
Net income (loss) attributable to Mistras Group, Inc.	$2,388	$(3,186)
Interest expense	2,879	3,324
Income tax expense (benefit)	378	(1,168)
Depreciation and amortization	7,984	7,763
Share-based compensation expense	1,251	1,302
Reorganization and other related costs	475	3,087
Environmental expense, net	(131)	540
Foreign exchange (gain) loss	(932)	374
Adjusted EBITDA (non-GAAP)	$14,292	$12,036
Revenue	$169,034	$161,615
Adjusted EBITDA Margin (non-GAAP)	8.5%	7.4%

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) and Diluted EPS (GAAP) to
Net Income (Loss) Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to Mistras Group, Inc. (GAAP)	$2,388	$(3,186)
Special items	344	3,627
Tax impact on special items	(84)	(781)
Special items, net of tax	$260	$2,846
Net income (loss) attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$2,648	$(340)

Diluted EPS (GAAP)(1)	$0.07	$(0.10)
Special items, net of tax	0.01	0.09
Diluted EPS Excluding Special Items (non-GAAP)	$0.08	$(0.01)
_______________
(1) For the three months ended March 31, 2026, 275,000 shares related to restricted stock units ("RSUs") were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share. For the three months ended March 31, 2025, 145,000 shares, related to stock options and 808,000 shares, related to RSUs were excluded from the calculation of diluted earnings (loss) per share due to the net loss for the period.